POWER OF ATTORNEY

		I, Perry C. Johnston, in my individual
capacity and in my capacity as an officer and/or director of Advanced BioEnergy, LLC, hereby authorize and designate each of Revis L. Stephenson, III, Peter J. Ekberg, and
Joel C. Johnson, signing singly, as my true and lawful attorney-in-fact to:

	(1)	prepare, execute in the undersigned's name
and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission of reports required by Section 16(a) of the Securities and Exchange Act of 1934 or any rule or regulation of the Securities and Exchange Commission;

	(2)	execute for and on my behalf, in my capacity
as an officer, director and/or greater than 10% unit holder or stockholder of Advanced BioEnergy, LLC, a Delaware limited liability company, or its successors (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934(the "Exchange Act") and the rules and regulations promulgated thereunder;

	(3)	do and perform any and all acts for and on
my behalf which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the Securities and Exchange
Commission, any stock exchange or similar authority;
and

	(4)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or legally required of me, it being understood that the statements executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

		I hereby further grant to each such
attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I hereby acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with
Section 16 of the Exchange Act.

		This Power of Attorney shall remain in full force and effect until I am no longer required to file
Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.
Notwithstanding the foregoing, if any such attorney-in-fact hereafter ceases to be one of the following: (i) a partner of Faegre & Benson LLP, (ii) an employee of Faegre & Benson
LLP, or (iii) an employee of the Company or any of its subsidiaries, this Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on my part.


		I hereby revoke all previous Powers of Attorney that have been granted by me in connection with my reporting obligations under Section 16 of the Exchange
Act with respect to my holdings of and transactions in securities issued by the Company.

		IN WITNESS WHEREOF, I have caused this Power of Attorney to be duly executed as of this 27th day of December, 2007.


/s/ Perry C. Johnston